EXHIBIT 10.5

SECOND AMENDMENT TO LEASE AACQUISITION AND
DEVELOPMENT AGREEMENT

SECOND AMENDMENT TO

LEASE ACQUISITION AND DEVELOPMENT AGREEMENT

(Dolphin/Apollo)

THIS SECOND AMENDMENT TO LEASE ACQUISITION AND DEVELOPMENT AGREEMENT (“Second Amendment”) is entered into this 31st day of May, 2005, by and between Dolphin Energy Corporation, with an office at 1331 17th Street, Suite 730, Denver, Colorado 80202 (hereinafter referred to as “Dolphin” or “Buyer”), Apollo Energy LLC, a Colorado limited liability company (“Apollo”), whose address is 1557 Ogden Street, Suite 300, Denver, Colorado 80218, ATEC Energy Ventures, LLC, a Texas limited liability company (“ATEC”), whose address is 415 Bayou Cove Court, Houston, Texas 77042, and the “Apollo Nominees,” as defined in the Bruner Agreement (collectively referred to herein as “Seller”).

RECITALS

WHEREAS, Apollo, ATEC, and the Apollo Nominees (hereinafter, collectively “Apollo”) and Dolphin entered into that certain Lease Acquisition and Development Agreement, dated February 22, 2005, as amended March 22, 2005 (the “Dolphin/Apollo Agreement”) related to the purchase, sale and development of certain interests in properties in the Piceance Basin, Colorado (the “Dolphin Properties”); and

WHEREAS, Exxel is a party to that certain Lease Acquisition and Development Agreement, dated February 23, 2005, as amended March 22, 2005 (the “Exxel/Apollo Agreement”), related to the purchase, sale and development of certain interests in oil and gas properties in the Piceance Basin, Colorado; and

WHEREAS, Dolphin and Apollo desire to amend certain terms in the Dolphin/Apollo Agreement,

NOW, THEREFORE, based on the above premises and the mutual covenants contained herein, the parties agree as follows:

1.        Drilling Commitment on First Well. The Parties hereby amend Section 5.1 of the Dolphin/Apollo Agreement to delete the date of November 1, 2005 and replace it with December 31, 2005 as the deadline to commence drilling of the first required well. Subject to Buyer’s review, approval and purchase of the oil and gas lease that Seller intends to acquire, or has acquired, known as the Grant Brothers Ranch Lease (hereinafter, the “Grant Lease”), Buyer intends to drill said first required well on a location of its choice on the Grant Lease (approximately 232 net mineral acres). Seller has advised Buyer that the Grant Lease provides or will provide (when it is fully executed) that it will terminate if the lessee does not commence drilling one well on said Lease on or before December 31, 2005.

2.     Definitions. Except as expressly set forth in this Second Amendment, the terms defined in the Dolphin/Apollo Agreement shall have the same meaning when used herein.

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3.     Effect of Amendment. Except as expressly set forth in this Second Amendment, the Dolphin/Apollo Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the date first above written.

DOLPHIN ENERGY CORPORATION	ATEC ENERGY VENTURES, LLC

By: __________________________	By: __________________________
Stephen W. Weller,
President and CEO

APOLLO ENERGY, LLC,	By: __________________________
for itself and for the Apollo Nominees	Toni L. Weller, Vice President

By: ___________________________
Louis A. Oswald, III, President

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